UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):      August 29, 2008
UNITED COMMUNITY FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

OHIO	0-024399	34-1856319

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)
275 West Federal Street, Youngstown, Ohio 44503-1203

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:      (330) 742-0500
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01.    Other Events.
          On August 29, 2008, United Community Financial Corp. (UCFC) entered into an amendment (Amendment) to the Credit Agreement between JP Morgan Chase Bank, N.A., and UCFC, dated September 12, 2005, as amended on January 23, 2006, July 18, 2007 and March 28, 2008 (Credit Agreement). As previously disclosed by UCFC in a Form 8-K filed on August 13, 2008, an event of default occurred under the Credit Agreement when, on August 8, 2008, UCFC entered into a Stipulation and Consent to Issuance of Order to Cease and Desist with the Office of Thrift Supervision and UCFC’s wholly owned subsidiary, The Home Savings and Loan Company of Youngstown, Ohio, entered into a Stipulation and Consent to the Issuance of an Order to Cease and Desist with the Federal Deposit Insurance Corporation and State of Ohio, Division of Financial Institutions. The Amendment waived the events of default and extended the maturity date of the borrowings until January 31, 2009. In connection with the Amendment, UCFC made a principal payment of $1,400,000 to reduce the amount of borrowings to $14,900,000 and pledged additional collateral.
Section 9 — Financial Statements and Exhibits
          None.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED COMMUNITY FINANCIAL CORP.
By:	/s/ Jude J. Nohra
Jude J. Nohra, Secretary

Date: September 4, 2008

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